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                            JDS UNIPHASE CORPORATION
                              163 BAYPOINTE PARKWAY
                               SAN JOSE, CA 95134

                                                                   EXHIBIT 5.1

                             MORRISON & FOERSTER LLP
                            San Francisco, California

                                November 17, 2000

JDS Uniphase Corporation
210 Baypointe Parkway
San Jose, California 95134

Re:               Epion Corporation 1996 Stock Plan


Gentlemen:



         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on November 17, 2000, and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 38,453 shares of your common stock, $.001 par value (the "Common Stock"), which will be issuable under the above-referenced plan (the "Plan").

         As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the assumption of the Plan by JDS Uniphase Corporation, and such documents as we have deemed necessary to render this opinion, in connection with the acquisition of Epion Corporation by JDS Uniphase Corporation.

         Based upon the foregoing, it is our opinion that the Common Stock, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Morrison & Foerster LLP


                                MORRISON & FOERSTER LLP